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                                                                      EXHIBIT 32

                     Officers' Section 1350 Certifications


Each of the undersigned officers of Tarragon Realty Investors, Inc., a Nevada corporation (the "Company"), hereby certifies that (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2002, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and
(ii) the information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Date: February 20, 2004

                                            /s/ William S. Friedman
                                            ------------------------------------
                                            Name:  William S. Friedman
                                            Title: President and Chief Executive
                                                   Officer

                                            /s/ Erin D. Pickens
                                            ------------------------------------
                                            Name:  Erin D. Pickens
                                            Title: Executive Vice President and
                                                   Chief Financial Officer